                                                                   Exhibit 10.32


                        SEPARATION AND RELEASE AGREEMENT

     This SEPARATION AND RELEASE AGREEMENT (the "Agreement"), executed this 20th day of April, 2000, is entered into by and between Endo Pharmaceuticals Inc., a Delaware corporation (the "Company"), Endo Pharmaceuticals Holdings Inc., a Delaware corporation ("Endo") and Louis J. Vollmer (the "Executive").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 26, 1999 by and among, Endo, Endo Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of Endo ("Sub"), and Algos Pharmaceutical Corporation, a Delaware corporation ("Algos") pursuant to which, among other things, Algos will merge with and into Sub (the "Merger");

     WHEREAS, the Executive is employed by the Company as Executive Vice President of the Company on the terms and conditions set forth in an employment agreement by and between the Executive and the Company dated as of August 26, 1997 (the "Employment Agreement"); and

     WHEREAS, the Executive has decided to resign from his position as Executive Vice President of the Company with such resignation to be effective as of April 20, 2000 ("Effective Time") as set forth in the Executive's letter of resignation addressed to Carol A. Ammon, the President and Chief Executive Officer of the Company, dated as of April 20, 2000 (the "Resignation Letter").

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

     Section 1. Termination of Employment; Benefits.
                -----------------------------------

            (a) Termination of Employment. The Executive's employment with the
                -------------------------
Company shall terminate on the Effective Time as set forth in the Resignation Letter.

            (b) Benefits. In consideration for the Executive's agreement to be
                --------
bound by the terms of this Agreement, including the Release set forth in Section 2 herein, and in lieu of and in full satisfaction of all obligations of the Company under the Employment Agreement and the Stockholders Agreement (as defined below), the Executive shall be entitled to receive from the Company the payments and benefits set forth in subparagraphs (i), (ii), (iii), (iv) and
(vii) of this Section 1(b).

                (i) Subject to Section 2(a)(iv) hereof, the Executive shall be entitled to receive a severance payment equal to $1,000,000 (the "Severance Payment"), which will be payable beginning on the Effective Time in equal periodic installments over a 48 month period according to the Company's normal payroll practices, but no less frequently than monthly.

                (ii) Subject to Section 2(a)(iv) hereof, the Executive shall be entitled to receive life insurance, tax and financial counseling services (on the same basis as the tax and financial counseling services provided to the Executive by the Company immediately prior to the Effective Time), hospitalization, dental, major medical and other health insurance benefits for an 18 month period beginning on the Effective Time.

                (iii) Subject to Sections 1(b)(v) and 2(a)(iv) hereof and notwithstanding anything to the contrary in the Endo Pharmaceutical Holdings Inc. 1997 Executive Stock Option Plan, as amended (the "Stock Option Plan") and applicable agreement, the 10,493 outstanding options to purchase shares of Class A common stock of Endo granted to the Executive under the Class A Stock Option Agreement by and between Endo and the Executive dated as of November 25, 1997, the 11,899 outstanding options to purchase shares of Class A common stock of Endo granted to the Executive under the Class B Stock Option Agreement by and between Endo and the Executive dated as of November 25, 1997 and the 7,190 outstanding options to purchase shares of Class A common stock of Endo granted to the Executive under the Class C1 Stock Option Agreement between Endo and the Executive dated as of November 25, 1997 (collectively, the "Class A, B and C1 Options"), including those which are exercisable as of the Effective Time, shall be fully vested as of the Effective Time, provided that such Class A, B and C1 Options shall only be exercisable following the Effective Time by the Executive as follows:

                                       (1)  25% of the Class A, B and C1 Options
     shall become exercisable on the earlier of nine months following the Effective Time or on the date of an Exit Event (as defined (from time to time) in Section 2 of the Stock Option Plan) for the remaining term of such Class A, B and C1 Options.

                                       (2)  25% of the Class A, B and C1 Options
     shall become exercisable on the earlier of 12 months following the Effective Time or on the date of an Exit Event for the remaining term of such Class A, B and C1 Options.

                                       (3)  25% of the Class A, B and C1 Options
     shall become exercisable on the earlier of 18 months following the Effective Time or on the date of an Exit Event for the remaining term of such Class A, B and C1 Options.

                                       (4)  25% of the Class A, B and C1 Options
     shall become exercisable on the date of an Exit Event for the remaining term of such Class A, B and C1 Options.

                   Within 30 days before the date each tranche of the Class A, B and C1 Options becomes exercisable in accordance with subparagraphs (iii)(1) through (iii)(4) above, the Executive shall provide to the President and Chief Executive Officer of the Company a list of the Class A, B and C1 Options to be subject to the specified exercisability date. Such allocation shall be final and binding upon the Executive, the Company and Endo.

                   (iv) Subject to Sections 1(b)(v) and 2(a)(iv) hereof and notwithstanding anything to the contrary in the Stock Option Plan and applicable agreement, the 7,772 outstanding options to purchase shares of Class A common stock of Endo granted to the Executive under the Class C2 Stock Option Agreement (the "Class C2 Options") by and between Endo and the Executive dated as of November 25, 1997 (the "Class C2 Stock Option Agreement") shall be vested immediately but otherwise shall remain subject to the terms and conditions (including terms and conditions relating to exercisability) set forth in the Stock Option Plan and the Class C2 Stock Option Agreement (as these may be amended in accordance with the Option Consent (defined as in (v) below)); provided, however, that such Class C2 Options shall be exercisable by the
--------  -------
Executive irrespective of whether or not he is an employee of the Company or any other entity.

                   (v) Notwithstanding anything in this Section 1(b) to the contrary, the Executive's Class A, B and C1 Options and Class C2 Options that remain outstanding following the Effective Time in accordance with this Section 1(b) shall be exercisable in the same manner and conditions as any senior officer of the Company who holds such options only into shares of Class A common stock of Endo held by Endo Pharma LLC, as set forth in a side letter to the Merger Agreement by and between the Executive and Algos, dated as of November 26, 1999 (the "Option Consent"), and shall be subject to the other terms and conditions set forth in the Option Consent.

                (vi) Except as provided in subsection (iii) and (iv) above, the Executive's outstanding options to purchase shares of Class A common stock of Endo shall terminate on the Effective Time.

                (vii) Endo shall register the 3,000 shares of Endo common stock now held by the Executive on the registration statement on Form S-4 to be filed with the Securities and Exchange Commission by Endo in connection with the issuance of Endo's common stock in the Merger. Endo shall register Endo common stock subject to the Executive's Class A, B and C1 Options and Class C2 Options on a Form S-8 to be filed with the Securities and Exchange Commission by Endo in connection with the issuance of Endo's common stock in the Merger prior to the date such Class A, B and C1 Options and Class C2 Options first become exercisable. In the event that the Merger contemplated by the Merger Agreement is not consummated and the Merger Agreement is terminated, Endo shall register, on or as soon as practicable following the date Endo common stock becomes publicly traded, the 3,000 shares of Endo common stock now held by the Executive and the Endo common stock subject to the Executive's Class A, B and C1 Options and Class C2 Options. Except as set forth in this Agreement and (to the extent applicable) the Stockholders Agreement and the applicable stock option agreement, there are and shall be no additional contractual restrictions on transferability of the shares of Endo common stock now held by the Executive or the shares of Endo common stock subject to the Class A, B and C1 Options and the Class C2 Options.

                (viii) Notwithstanding the foregoing, the Company shall have the right, in addition to any other rights it might have, to obtain injunctive relief to restrain any breach or threatened breach by the Executive of this Agreement or otherwise to specifically enforce any provision of this Agreement; provided, however, that such right to injunctive relief does not preclude the
--------  -------
Company from seeking monetary damages for a breach by the Executive of this Agreement, including in the event of an intentional and material breach by the Executive of either the Non-Competition Covenant (as defined herein) or Section 4 hereof, the Company's right, in addition to any other monetary damages, to terminate (A) any Class A, B and C1 Options which have not yet become exercisable in accordance with subparagraphs (iii)(1) through (iii)(4) above,
(B) any Class C2 Options which have not yet become exercisable in accordance with subsection (iv) above and (C) the Executive's right to receive the payments and benefits set forth in this Section 1(b) to the extent not yet paid or provided to the Executive.

     Section 2.   Mutual Release.
                  --------------

            (a)   Release by the Executive.
                  ------------------------

                  (i) The Executive knowingly and voluntarily releases and forever discharges the Company, Endo, Kelso & Company, and their parents, subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, shareholders, partners, employees, agents and attorneys, and each of their predecessors, successors and assigns (collectively, "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them the Executive or his executors, administrators, successors or assigns ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the Effective Time and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "Release"). The Release includes, without limitation, any rights or claims relating in any way to the Executive's employment relationship with the Company or any of the Releasees, or the termination thereof, or arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, whether written or oral, formal or informal, between any of the Releasees and the Executive, including the Employment Agreement.

                  (ii) Nothing herein shall be deemed to release (A) any of the Executive's rights under this Agreement or (B) any of the benefits that the Executive has accrued prior to the date this Agreement is executed by the Executive under the Company's qualified retirement plans.

                  (iii) The Executive represents that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement. The Executive further represents that he understands and agrees that he has the right and has in fact reviewed this Agreement and, specifically, the Release, with an attorney of the Executive's choice. The Executive further represents that he understands and agrees that the Company is under no obligation to offer him this

Agreement, and that the Executive is under no obligation to consent to the Release, and that he has entered into this Agreement freely and voluntarily.

                  (iv) The Executive shall have twenty-one (21) days to consider this Agreement and once he has signed this Agreement, the Executive shall have seven (7) additional days from the date of execution to revoke his consent to the Release set forth above. Any such revocation shall be made by delivering written notification to the President and Chief Executive Officer of the Company and upon such revocation, the Executive shall immediately repay to the Company any amounts paid to him pursuant to Section 1(b) hereunder. In the event that the Executive revokes his Release, all the terms of the other sections and subsections of this Agreement, other than Section 1(a) hereof, shall be null and void and shall not become effective. If no such revocation occurs, the Release and this Agreement shall become effective as of the eighth
(8th) day after the date the Executive signs this Agreement.

           (b)    Release by the Company. As a material inducement to enter into
                  ----------------------
this Agreement, the Company, on its behalf and that of its affiliates and their officers and directors, agents employees, successors and assigns (in their capacity as officers or directors of the Company) likewise hereby knowingly and voluntarily, fully and finally releases, acquits, and forever discharges the Executive and his agents, employees, successors, heirs, beneficiaries or assigns (the "Executive Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities for which the Company has knowledge as of the Effective Time, that it had, now has, or may hereafter claim to have against the Executive Released Parties arising out of or relating in any way to the Executive's employment relationship with the Company, whether or not previously asserted before any state or federal court or before any state, federal or regulatory agency or governmental entity. As of the Effective Time, the Company has no knowledge of any claim, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities against the Executive Released Parties arising out of or relating in any way to the Executive's employment relationship with the Company.

     Section 3.   Mutual Non-Disparagement; Reference. The Executive agrees that
                  -----------------------------------
he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of (a) the Company or of (b) Kelso Investment Associates V, L.P. or Kelso Equity Partners V, L.P. (collectively, "Kelso"), the Company's and Kelso's subsidiaries or affiliates, or directors, officers, employees of the businesses of the Company or Kelso, or any of their subsidiaries and affiliates. The Company and Kelso agree that it will not make or publish any statement which is, or may reasonably be considered to be disparaging of the Executive. The Company agrees that if the Executive makes a written request to the Company for a reference from the Company to be furnished to a prospective employer, such reference shall be substantially in the form attached hereto as Exhibit A. The Company further agrees that any verbal reference given by the Company to a prospective employer of the Executive shall be substantially consistent with the written reference set forth in the form attached hereto as Exhibit A.

     Section 4.   Confidentiality; Intellectual Property; Disclosure.
                  --------------------------------------------------

            (a) Following the Effective Time, the Executive shall keep secret and retain in strictest confidence, any and all Confidential Information (as hereinafter defined) relating to the Company. For purposes of this Agreement, "Confidential Information" shall mean any confidential or proprietary information including, without limitation, plans, specifications, models, samples, data, customer lists and customer information, computer programs and documentation, and other technical and/or business information, in whatever form, tangible or intangible, printed, electronic or magnetic, that can be communicated by whatever means available at such time, that relates to the Company's current business or future business contemplated during the period the Executive served as an executive officer of the Company, products, services and/or developments, or information received from others that the Company is obligated to treat as confidential or proprietary, and the Executive shall not disclose such Confidential Information to any person other than the Company, except as may be required by law or court or administrative order (in which event the Executive shall so notify the Company as promptly as practicable). Following the Effective Time, the Executive shall also keep secret and retain in the strictest confidence the terms and conditions of this Agreement, except as may be required by law or court or administrative order (in which event the Executive shall so notify the Company as promptly as practicable) and except to his spouse, his attorneys, his financial advisors, his psychiatric or psychological counselors, if any, and to persons as necessary to comply with or enforce this Agreement. The Executive shall promptly return to the Company, reproductions and summaries of Confidential Information in his possession or control and erase the same from all media in his possession or control, and shall certify in writing, no later than five business days following the Effective Time, that he has done so in the form attached hereto as Exhibit B. All Confidential Information is and shall remain the property of the Company, or in the case of information that the Company receives from a third party which it is obligated to treat as confidential, then the property of such third party.

     (b) All Intellectual Property (as hereinafter defined) created, developed, co-developed, obtained or conceived of by the Executive during the period the Executive served as an executive officer of the Company, all Intellectual Property of Algos Pharmaceutical Corporation and all business opportunities presented to the Executive during the period the Executive served as an executive officer of the Company, shall be owned by and belong exclusively to the Company, provided that they reasonably relate to any of the business of the Company on the date of such creation, development, obtaining or conception, and the Executive shall (i) promptly disclose any such Intellectual Property or business opportunity to the Company, and (ii) promptly execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such Intellectual Property or business opportunity (the "Intellectual Property Documents"). If the Company is unable because of the Executive's mental or physical incapacity or for any other reason to secure the Executive's signature for any Intellectual Property Document, then the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any Intellectual Property Document and to do all other lawfully permitted acts to evidence or perfect the Company's ownership and rights of and to any Intellectual Property or business opportunity with the same legal force and effect as if executed by the Executive. For purposes of this Confidentiality and Non-Competition Agreement, the term "Intellectual Property" means any and all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor, including docketed patent disclosures awaiting filing, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), inventions disclosures and improvements, all trade secrets, confidential business information (including ideas, research and development, know-how, compositions, designs, specifications, pricing and cost information and business and market plans and proposals), proprietary information, manufacturing, engineering and technical drawings and specifications, processes, designs and technology; (iii) all works of authorship, "moral rights," copyrights (including derivative works thereof), mask works, copyright and mask work registrations and applications therefor; (iv) all trade names, trade dress, logos, product names, collective marks, collective membership marks, trademarks certification marks and service marks, trademark and service mark registrations and applications together with the goodwill of the business symbolized by the names and the marks; (v) all data and related documents, object code, databases, passwords, encryption technology, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (vi) all information pertaining to the development of products under the Paragraph 4 Certification Rule; (vii) any similar, corresponding or equivalent rights to any of the foregoing; (viii) all documentation related to any of the foregoing; and (ix) all goodwill associated with any of the foregoing.

     Section 5.   Cooperation. The Executive agrees that he will fully cooperate
                  -----------
in any litigation in which the Company or any of the Company's parents, subsidiaries and affiliates may become involved. Such cooperation shall include the Executive making himself reasonably available, upon the request of the Company, for depositions, court appearances and interviews by Company's counsel; provided, however, that in absence of exceptional circumstances, the Executive
--------  -------
shall not be required to make himself so available for more than three business days during any month during the first six months following the Effective Time or for more than one business day during any other month for the next eighteen months. The Company shall attempt to schedule such cooperation at mutually convenient times and places taking into account any employment constraints that the Executive may have. The Company shall reimburse the Executive for reasonable expenses, such as telephone, travel, lodging, and meal expenses, incurred by the Executive at the request of the Company consistent with the Company's generally applicable policies for employee expenses. To the maximum extent permitted by law, the Executive agrees that he will notify the President and Chief Executive Officer of the Company if he is contacted by any government agency, or by any person contemplating or maintaining any claim or legal action against the Company or any of the Company's parents, subsidiaries and affiliates, or by any agent or attorney of such person. In addition, upon documentation in accordance with the Company's normal procedures, the Company shall pay the Executive's reasonable legal fees incurred in connection with such cooperation.

     Section 6.   Proceedings. The Executive has not filed, and agrees not to
                  -----------
initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body relating to his employment or the separation or termination of his employment, other than with respect to the obligations of the Company to the Executive under this Agreement, (each individually, a "Proceeding"), and agrees not to voluntarily participate or join in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

     Section 7.   Nonadmissibility. Nothing herein nor any negotiations between
                  ----------------
the parties related hereto shall be admissible in any state or federal agency, court or other body for any purpose other than in an action to enforce or require compliance with this Agreement or as required by law or any court or governmental agency.

     Section 8.   Miscellaneous.
                  -------------

            (a)   Full Settlement. Except as set forth in Section 1(b)(viii),
                  ---------------
the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer.

            (b)   Termination of Employment Agreement. Except as set forth in
                  -----------------------------------
Sections 8(c) and 8(l) below and as set forth in Section 2.4 of the Employment Agreement, which provides for the survival of the Company's obligation to insure, indemnify and defend the Executive against claims, the Company and the Executive agree that the Employment Agreement is hereby terminated and shall be void and of no further effect, unless the Executive causes this Agreement to be revoked pursuant to Section 2(a)(iv) hereof.

            (c)   Survival of Non-Competition Covenant. The Company and the
                  ------------------------------------
Executive agree that Article 8, Section 9.1 and Section 9.2 of the Employment Agreement (collectively, the "Non-Competition Covenant") shall survive this Agreement and continue in full force and effect.

            (d)   Termination of Stockholders Agreement. Subject to Section 8(l)
                  -------------------------------------
below, the Company and the Executive agree that the Stockholders Agreement among Endo, Endo Pharma LLC, Kelso Equity Partners V, L.P. and Kelso Investment Associates V, L.P., Greenwich Street (as such term is defined therein) and the Executive, dated as of December 1, 1997 (the "Stockholders Agreement") is hereby terminated and shall be void and of no further effect to the extent such Stockholders Agreement is applicable to the Executive.


            (e)   Governing Law; Jurisdiction. This Agreement shall be governed
                  ---------------------------
by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

            (f)   Headings. The section and paragraph headings contained in this
                  --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g)   Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h)   Entire Agreement. This Agreement constitutes the entire
                  ----------------
agreement, and supersedes any and all prior agreements, and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof; except as otherwise provided herein.

            (i)   Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

            (j)   Successors. This Agreement shall be binding upon and shall
                  ----------
inure to the benefit of each of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

            (k)   Withholding. All payments made by the Company to the Executive
                  -----------
pursuant to Section 1(b) of this Agreement shall be reduced by all federal, state, city or other taxes that are required to be withheld pursuant to any law or governmental regulation.

            (l)   Reinstatement of Rights. Except for Sections 1(b)(i),
                  -----------------------
1(b)(ii), 1(b)(iii), 1(b)(iv), 1(b)(vi) and 1(b)(vii) hereof, this Agreement shall have no force or effect in the event that the Merger contemplated by the Merger Agreement is not consummated and the Merger Agreement is terminated. In such case, both the Stockholders Agreement and the Employment Agreement shall be reinstated to the extent set forth below. If the Stockholders Agreement is reinstated pursuant to this Section 8(l), for purposes of determining the Executive's rights and obligations under the Stockholders Agreement, the Executive's employment shall be treated as terminated for Good Reason (as such term is defined in Section 4.3(b) of the Stockholders Agreement) with such termination to be effective on the date the Merger Agreement is terminated. If the Employment Agreement is reinstated pursuant to this Section 8(l), the Executive's employment shall be treated, for all purposes under the Employment Agreement, as terminated for Good Reason (as such term is defined in Section 6.4 of the Employment Agreement) with such termination to be effective on the Effective Time, provided that, in no case, will there be duplication of payments or benefits pursuant to Section 6.5(a) of the Employment Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    ENDO PHARMACEUTICALS INC.

                                    By:  /s/ CAROL A. Ammon
                                         ---------------------------------------
                                         Name:    Carol A. Ammon
                                         Title:   Chief Executive Officer


                                    ENDO PHARMACEUTICALS HOLDINGS INC.

                                    By:  /s/ CAROL A. Ammon
                                         ---------------------------------------
                                         Name:    Carol A. Ammon
                                         Title:   Chief Executive Officer


                                         /s/ LOUIS J. VOLLMER
                                         ---------------------------------------
                                         LOUIS J. VOLLMER


                                      13